UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2006

Peoples Bancorp of North Carolina, Inc.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina
(State or Other Jurisdiction of Incorporation)

000-27205	56-2132396
(Commission File No.)	(IRS Employer Identification No.)

518 West C Street, Newton, North Carolina	28658
(Address of Principal Executive Offices)	(Zip Code)

(828) 464-5620
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Peoples Bancorp of North Carolina, Inc.

INDEX

Item 8.01. Other Matters

On April 21, 2006, the Board of Directors of Peoples Bancorp of North Carolina, Inc. authorized a 10% stock dividend. As a result of the stock dividend, each shareholder will receive one new share of stock for every ten shares of stock they hold as of the record date. Shareholders will receive a cash payment in lieu of any fractional shares resulting from the stock dividend. The cash dividend will be paid based on the number of shares held by shareholders as adjusted by the stock dividend.

All previously reported per share amounts will be restated to reflect this stock dividend. Restated earnings per share for the three months ended March 31, 2006 will be $0.59 basic net earnings per share and $0.58 diluted net earnings per share, as compared to $0.34 basic net earnings per share and $0.33 diluted net earnings per share, for the three months ended March 31, 2005.

               The Company had 3,438,407 shares of common stock outstanding at April 21, 2006. The Company's stock transfer agent is Registrar and Transfer Company.

A copy of the press release announcing the stock dividend is attached hereto as Exhibit (99)(a) and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

(99)(a)	Press release, dated April 21, 2006

Disclosure about forward-looking statements

This Form 8-K contains forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, changes in interest rate environment, management’s business strategy, national, regional, and local market conditions and legislative and regulatory conditions.

Readers should not place undue reliance on forward-looking statements, which reflect management’s view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. Readers should also carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

PEOPLES BANCORP OF NORTH CAROLINA, INC.

Date: April 26, 2006	By:	/s/ A. Joseph Lampron
A. Joseph Lampron
Executive Vice President and Chief Financial Officer

EXHIBIT (99)(a)

NEWS RELEASE

April 21, 2006
Contact:	Tony W. Wolfe
President and Chief Executive Officer

A. Joseph Lampron
Executive Vice President and Chief Financial Officer

828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES 10% STOCK DIVIDEND

Newton, NC The Board of Directors of Peoples Bancorp of North Carolina, Inc., (Nasdaq: PEBK) authorized a 10% stock dividend to be paid in conjunction with the Company’s regular cash dividend for the second quarter of 2006 at their most recent meeting. As a result of the stock dividend, each shareholder will receive one new share of stock for every ten shares of stock they hold as of the record date. Shareholders will receive a cash payment in lieu of any fractional shares resulting from the stock dividend. The cash dividend will be paid based on the number of shares held by shareholders as adjusted by the stock dividend.

Shareholders are encouraged to enroll in the Company’s Dividend Reinvestment and Stock Purchase Plan. For details, you may contact the Investor Relations Department at (828) 464-5620 or (800) 948-7195.

Peoples Bank operates entirely in North Carolina, with eleven offices throughout Catawba County, one office in Alexander County, three offices in Lincoln County and two offices in Mecklenburg County. The Bank also operates a Loan Production Office in Davidson, North Carolina, which is located in Mecklenburg County. The Company’s common stock is publicly traded over the counter and is quoted on the Nasdaq National Market under the symbol “PEBK.”

Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995. These forward-looking statements are based on information currently available to management and are subject to various risks and uncertainties, including but not limited to those described in Peoples Bancorp of North Carolina, Inc.’s annual report on Form 10-K for the year ended December 31, 2005, under “General Description of Business” and otherwise in the Company’s reports and filings.

END